Exhibit 10.2

                                 PROMISSORY NOTE

$4,800,000                                                      January 31, 2001
                                                              New York, New York

     FOR VALUE RECEIVED, GLOBAL TECHNOLOGIES, LTD., a Delaware corporation having its principal address at 1811 Chestnut Street, Suite 120, Philadelphia, PA 19103 ("GTI"), hereby promises to pay to the order of ADVANTAGE FUND II LTD. (hereinafter referred to, together with each subsequent Payee hereof, as "PAYEE"), having an address at c/o CITCO, Kaya Flamboyan 9, Curacao, Netherlands Antilles or at such other address as may be designated from time to time hereafter by the Payee, on or before January 31, 2003 (the "MATURITY DATE"), in lawful money of the United States of America and in immediately available funds, the sum of FOUR MILLION EIGHT HUNDRED THOUSAND DOLLARS ($4,800,000.00) (the "PRINCIPAL AMOUNT"), together with the Interest (as defined below) on the Principal Amount as set forth herein. This Note (this "NOTE") is being delivered in connection with that certain Agreement, dated as of the date hereof, between GTI, Payee and Koch Investment Group Ltd. (the "Agreement").

     1. INTEREST. Interest on the Principal Amount outstanding on this Note shall accrue daily at the rate of eight percent (8%) per annum, calculated for the actual number of days elapsed based on a 360-day year (the "INTEREST", and together with the Principal Amount, the "OUTSTANDING AMOUNT"). Interest shall be paid to Payee each quarter in arrears on March 31, June 30, September 30 and December 31 of each year while the Principal Amount is outstanding, commencing on June 30, 2001.

     2. PRINCIPAL AMOUNT. The Principal Amount shall be due and payable on the Maturity Date. GTI shall not be required to pay all or any portion of the Principal Amount prior to the Maturity Date except as may be required in accordance with Section 5 of this Note. Any payment made by GTI under this Note shall be made without setoff, counterclaim, deduction or defense of any kind all of which are hereby waived by GTI to the fullest extent permitted under law.

     3. DEFAULT RATE. If any amount due hereunder is not paid when due, such amount shall bear interest (in addition to the Interest, if any) at a per annum rate equal to fifteen percent (15%) or, if less, the maximum rate permitted by law, until such amount is paid in full.

     4. PREPAYMENT. This Note may be prepaid in whole or in part at any time without penalty or premium. Any such prepayment shall be applied first to any accrued and unpaid Interest and thereafter to any unpaid Principal Amount.

     5. ACCELERATION OF PAYMENT. This Note shall automatically become due, and the Outstanding Amount shall become immediately payable in full without any action on the part of GTI or the Payee, (a) in the event GTI (i) becomes subject, as debtor, to any voluntary bankruptcy or insolvency proceeding, (ii) becomes subject, as debtor, to any involuntary bankruptcy which has not been dismissed within 60 days of the filing of such bankruptcy, (iii) makes an assignment for the benefit of its creditors, (iv) has a receiver or trustee appointed with respect to GTI or any of its properties, assets or business, (v)
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defaults  under the terms of the Agreement or any of the  Transaction  Documents unless such default shall be fully cured by the 20th day following such default, or (vi) GTI enters into any agreement to sell all or substantially all of its assets or to merge or consolidate with or into another person or entity, or (b) in the event of any breach by GTI of any of its covenants or agreements contained in this Note which continues for more than 30 days after written notice thereof to GTI.

     6. AFFIRMATIVE WAIVERS. GTI hereby (a) waives presentment, demand, protest, notice of protest and/or dishonor, and all other demands or notices of any sort whatsoever with respect to this Note, other than the demand to it for payment of the Outstanding Amount under this Note, and (b) agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred in the collection of this Note, or any part thereof or in preserving, securing possession of, and realizing upon any security for this Note.

     7. AMENDMENTS, ETC. No amendment or waiver of any provision of this Note, nor consent to any departure by GTI herefrom, shall in any event be effective unless the same shall be in writing and signed by Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8. NO WAIVER; REMEDIES. No failure on the part of Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     9. USURY. If it shall be found that any interest outstanding hereunder shall violate applicable laws governing usury, the applicable rate of interest outstanding hereunder shall automatically and without any action by the GTI or Payee be reduced to the maximum permitted rate of interest under such law.

     10. PARTIAL INVALIDITY. In the event that any provision hereof is, for any reason and to any extent, determined by a court of competent jurisdiction to be invalid or unenforceable with respect to any person, entity or circumstance, then neither the remainder of this Note, nor the application of the provision to other persons, entities, or circumstances, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

     11. BINDING EFFECT. This Note shall be binding upon GTI and its successors and shall inure to the benefit of Payee and its successors and assigns. The term "Payee" as used herein, shall also include any endorsee, assignee or other Payee of this Note.

     12. GOVERNING LAW.

          a. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof.

          b. Any legal action or proceeding in connection with or arising under this Note shall be brought exclusively in the courts in New York County, New York and, by execution and delivery of this Note, GTI and Payee hereby irrevocably accepts for itself and in

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               respect  of its  property,  generally  and  unconditionally,  the jurisdiction of the courts in New York County. GTI and Payee hereby further irrevocably waives any claim that any such court lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Note brought in any of the aforesaid courts, that any such court lacks jurisdiction over such person.

          c. GTI and Payee hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Note brought in the courts referred to in subsection
               (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     13. WAIVER OF JURY TRIAL. GTI KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE TO ENTER INTO THE LOAN TRANSACTION EVIDENCED BY THIS NOTE.

     14. LOST OR STOLEN NOTE. If this Note is lost, stolen, mutilated or otherwise destroyed, GTI shall execute and deliver to Payee a new promissory note containing the same terms, and in the same form, as this Note. In such event, GTI may require Payee to deliver to GTI an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

     15. DUE AUTHORIZATION. This Note has been duly authorized, executed and delivered by GTI and is the legal obligation of GTI, enforceable against GTI in accordance with its terms.

     16. INDEMNITY. GTI shall indemnify and hold Payee harmless from and against any and all losses, liabilities, claims, damages or expenses arising out of this Note, including, without limitation, the fees and expenses of counsel.

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     IN  WITNESS  WHEREOF,  GTI has  caused  this Note to be duly  executed  and delivered as of the date first set forth above.


                                        GLOBAL TECHNOLOGIES, LTD.


                                        By: ____________________________________
                                            Name:
                                            Title:

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